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                                   EXHIBIT 4.1

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                       POSITIVE RESPONSE TELEVISION, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
              (amended and restated effective as of May 17, 1996)(1)

         1. Purpose.

         The purpose of this Amended and Restated 1994 Stock Option Plan (the "Plan") of POSITIVE RESPONSE TELEVISION, INC. ("Positive Response"), a Delaware corporation and wholly-owned subsidiary of National Media Corporation (the "Company"), is to secure for the Company and its shareholders the benefits arising from ownership of the Company's common stock by selected key employees, officers, consultants and directors of Positive Response. The Plan will provide a means whereby such persons may purchase shares of the common stock of the Company (or any class of stock into which such common stock is converted or reclassified as provided in Section 15) (the "Common Stock") pursuant to (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) "non-incentive" or "nonqualified" stock options ("nonqualified stock options").

         2. Administration.

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") consisting of two or more directors of the Company, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No member of the Committee, during the one year prior to service as a member of the Committee, shall have received, or during such service shall receive, any equity securities of the Company pursuant to this Plan or any other plan of the Company or any Affiliate, except if such receipt would not disqualify such director as a "disinterested person" under Rule 16b-3. An "Affiliate" shall mean any parent or subsidiary of the Company as defined in Section 424(e) and (f) of the Code.

         Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members. Subject to the provisions of the Plan, the Committee shall have the authority
(i) to construe and interpret the Plan, (ii) to define the terms used herein,
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (v) to amend the terms of any outstanding option, with consent of the option holder, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and

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         1 The Plan has been amended and restated in connection with the acquisition of Positive Response Television, Inc., a California corporation ("Old PRT"), by the Company (as defined herein) pursuant to the merger (the "Merger") of Old PRT with and into Positive Response (as defined herein) on May 17, 1996. In connection with the Merger, the obligations of Old PRT under the Plan were assumed by the Company and the shares of Old PRT common stock issuable upon exercise of options granted pursuant to the Plan were converted into shares of the Company's common stock at a predetermined rate as reflected in Section 3 hereof.

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interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

         3. Shares Subject to the Plan.

         Subject to adjustment as provided in Section 15, the shares to be offered under the Plan shall consist of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"). The Company may issue up to an aggregate of one hundred seventy-eight thousand seven hundred fifty (178,750) shares of Common Stock upon the exercise of options outstanding under the Plan as of the date of amendment and restatement hereof. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the aggregate number of shares issuable under the Plan shall be decreased by the number of unpurchased shares subject to such option.

         4. Eligibility and Participation.

         All key employees, officers, directors, consultants and advisers of Positive Response shall be eligible to participate in the Plan, except that only regular employees of Positive Response may receive incentive stock options under the Plan.

         The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options (whenever granted) are exercisable for the first time by an option holder during any calendar year (under all incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000.

         All options granted under the Plan shall be granted within ten years from January 20, 1994, the date on which this Plan was originally adopted.

         5. Duration of Options.

         Each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that all stock options shall expire within ten (10) years from the date on which such options are granted and, provided further, that in the case of incentive stock options granted to a person who, at the time the incentive stock option is granted, owns shares of the Company's (or any of its Affiliates') stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its Affiliates) (a "10% Shareholder"), each incentive stock option shall expire in any event within five (5) years from the date on which such incentive stock option is granted.

         6. Purchase Price.

         The purchase price of the Common Stock covered by each option shall be determined by the Committee, but (a) in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock (as determined under Section 8) on the date the incentive stock option is granted, and (b) in the case of incentive stock options granted to 10% Shareholders, shall not be less than one hundred and ten percent (110%) of the fair market value of

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such stock (as determined under Section 8) on the date the incentive stock option is granted. The purchase price of the shares of Common Stock issuable upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, valued at their fair market value, as determined in accordance with Section 8, (iii) by delivery to a broker of a copy of the notice of exercise, specifying the number of options to be exercised and instructing the broker to sell the shares issuable upon exercise of the option and to deliver to the Company from the sale proceeds of such shares an amount equal to the exercise price of the options, or (iv) if authorized by the Committee, or if specified in the option being exercised, by a promissory note made by the option holder in favor of the Company, upon the terms and conditions determined by the Committee, including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 8) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

         7. Exercise of Options.

         Each option granted under this Plan shall be exercisable, and the total number of shares subject thereto shall be purchasable, in such installments and at such times prior to its expiration date as the Committee shall determine. Unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

         8. Fair Market Value of Common Stock.

         The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the date on which the Committee makes the determination granting the option) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         9. Withholding Tax.

         Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option or
(ii) the exercise of non-qualified stock options, the Company shall have the right to require

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such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to shares issuable upon such exercise.

         10. Nontransferability.

         An incentive stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouses's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

         A non-qualified stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercisable during the option holder's lifetime only by the option holder or, to the extent permitted by the Committee or by the terms of the option agreement, the spouse of the option holder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 13.

         11. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules.

         No shares of Common Stock shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. At the discretion of the Committee, any option may provide that the option holder (and any transferee), by accepting such option, represents and agrees that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person.

         12. Termination of Employment.

         If a holder of an incentive stock option ceases to be employed by Positive Response or the Company or any of its Affiliates for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option holder's incentive stock option shall be exercisable for a period of three (3) months after the date the option holder ceases to be an employee of the Company or such Affiliate (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be

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void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 12, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with Positive Response or the Company or any of its Affiliates by the holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee. Any option transferred pursuant to a qualified domestic relations order pursuant to Section 10 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the option agreement or the Committee provides otherwise.

         13. Death or Permanent Disability of Option Holder.

         If the holder of an incentive stock option dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the option holder is employed by Positive Response or the Company or any of its Affiliates, the option holder's option shall be exercisable for a period of one (1) year after the date of such death or permanent disability (unless by its terms it sooner expires) to the extent exercisable on the date of death or permanent disability and shall thereafter expire and be void and of no further force or effect. During such period after death, such incentive stock option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution. The death or disability of a holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee.

         14. Privileges of Stock Ownership.

         No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

         15. Adjustments for Reorganizations, Stock Splits, etc..

         If the outstanding shares of the Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of options pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares issuable upon exercise of outstanding options under this Plan. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. Adjustments under this Section 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding

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and conclusive. No fractional shares of stock shall be issued or become issuable under the Plan upon any such adjustment.

         Upon the occurrence of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which it is the surviving corporation and its outstanding voting securities are converted to or reclassified as cash, securities of another corporation or other property (unless the principal purpose of such transaction is to change the state of the Company's incorporation), or (iii) a sale of assets of the Company or its subsidiaries having a fair market value equal to more than eighty percent (80%) of the total fair market value of the Company's assets to an entity which is not controlling, controlled by or under common control with the Company, then, subject to the following sentence, the Plan shall terminate and all options theretofore granted hereunder shall terminate and be of no further force and effect. Notwithstanding the foregoing, the Committee shall provide in writing in connection with any such transaction for any or all of the following alternatives (separately or in combination) which shall, as nearly as practicable, preserve the benefits of outstanding options which have accrued to the holders thereof: (a) for the options to become immediately exercisable; (b) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (d) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

         16. Amendment and Termination of Plan.

         The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate approval of such amendment or revision is obtained from the stockholders of the Company, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of
Section 15, or change the minimum purchase price of incentive stock options set forth in Section 6, or increase the maximum term of incentive stock options provided for in Section 4, or permit the granting of options to anyone other than as provided in Section 4, or materially increase the benefits accruing to participants under the Plan.

         Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the option holder, in any way materially modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         17. No Employment Rights.

         The selection of any person to receive options under the Plan shall not give such person any right to be retained in the employment of Positive Response or the Company or its Affiliates, and the right and the power of Positive Response and the Company to discharge any such person shall not be affected by such grant. No person shall have any right or claim whatsoever, directly,

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indirectly or by implication, to receive a grant, nor any expectancy thereof, unless and until a grant in fact shall have been made to such person by the Committee as provided herein. The grant of options hereunder to any person at any time shall not create any right or implication that any other or further grant may or shall be made at another time. Each grant of options hereunder shall be separate and distinct from every other grant and shall not be construed as a part of any continuing series of grants.

         18. Plan Not Exclusive.

         The Plan is not exclusive. The Company may have other plans, programs and arrangements for the grant of options, the issuance of shares or other compensation. The Plan does not require that any option holder hereunder be precluded from participation in such other plans, programs and arrangements.

         19. Effective Date of Plan.

         The Plan became effective as of January 20, 1994 (the "Effective Date"), and was amended and restated effective as of May 17, 1996.

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